EXHIBIT 10

PAPA JOHN’S INTERNATIONAL, INC.

2003 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

1.                                      Purpose.  The purpose of this 2003 Stock Option Plan for Non-Employee Directors (“Plan”) is to promote the interests of Papa John’s International, Inc. (“Company”), its subsidiaries and its stockholders by encouraging non-employee directors to acquire an ownership interest in the Company.  Such investments should increase the personal interest and the special effort of such persons in working for the continued success and progress of the Company.  In addition, the incentives provided by the Plan should enhance the Company’s efforts to attract and retain highly qualified non-employee directors.

2.                                      Definitions.  The following terms when used in this Plan (whether singular or plural form) shall have the meanings set forth below, unless a different meaning is plainly required by the context.

a.                                       Board.  The Board of Directors of the Company.

b.                                       Change in Control.  A Change in Control shall occur upon the occurrence of an event or events that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred if  (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company and other than John H. Schnatter unless his beneficial ownership exceeds 40% of the combined voting power of the Company’s then outstanding securities) (ii) stockholders of the Company shall approve any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which the shares of Common Stock  would be converted into cash, securities or other property, other than a merger of the Company in which the stockholders of the Company immediately prior to the merger have (directly or indirectly) at least an 80% ownership in the outstanding voting stock of the surviving corporation immediately after the merger, (iii) stockholders of the Company shall approve any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (iv) stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

(D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

c.                                       Code.  The Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

d.                                       Committee.  The Committee provided for in Section 6.

e.                                       Common Stock.  Shares of the Company’s common stock, par value $.01 per share.

f.                                         Company.  Papa John’s International, Inc., a Delaware corporation.

g.                                      Disability.  Permanent or total disability within the meaning of section 22(e)(3) of the Code.

h.                                      Exchange Act.  The Securities Exchange Act of 1934, as amended.

i.                                         Fair Market Value.  The fair market value of a share of Common Stock, as of any applicable date.  If the Common Stock is listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value shall be the closing sale price of the Common Stock on any applicable date.  If there are no Common Stock transactions reported for such date, the determination shall be made as of the last immediately preceding date on which Common Stock transactions were reported.  If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of the Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

j.                                         Non-Employee Director.  A member of the Board who is not an employee of the Company or any of its subsidiaries.

k.                                     Option.  An option granted to an Optionee pursuant to the Plan.

l.                                         Option Agreement.  A written agreement between the Company and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

m.                                   Option Price.  The price to be paid for shares to be purchased pursuant to the exercise of an Option.

n.                                      Optionee.  A Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the original Optionee.

o.                                       Person.  A person as that term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d).

p.                                       Plan.  This 2003 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

3.                                      Shares Subject to the Plan.  The shares available for issuance under the Plan shall be shares of Common Stock, which may be unissued shares or treasury shares.  Subject to adjustment as provided in Section 7, the total number of shares of Common Stock authorized for issuance under the Plan shall be 350,000 shares.  Within the foregoing limitations, shares for which Options have been granted but which have lapsed or have otherwise terminated shall become available for the grant of additional Options under the Plan.

4.                                      Grant of Options.

a.                                       Initial Grants.  Each Non-Employee Director who is serving as a director of the Company as of August 5, 2003, shall be granted an Option to purchase 7,000 shares of Common Stock.  Notwithstanding the foregoing, the Plan shall be submitted to stockholders of the Company for approval at the next annual meeting of stockholders convened after the date of the Plan (“Next Annual Meeting”) and if the Plan is not approved by stockholders at the Next Annual Meeting, all Options granted before the Next Annual Meeting shall automatically become null and void.

b.                                       Additional Annual Grants.  Provided that stockholder approval of the Plan is obtained at the Next Annual Meeting, on the date of the Next Annual Meeting and on the date of each subsequent annual meeting of stockholders (“Annual Meeting Date”) held prior to the termination or expiration of the Plan, each Non-Employee Director who is serving as a director of the Company on such Annual Meeting Date shall automatically be granted an Option to purchase 7,000 shares of Common Stock provided that: (i) such Non-Employee Director shall have continually served as a director of the Company since the previous Annual Meeting Date and (ii)

the number of shares of Common Stock available for issuance under the Plan is sufficient to permit such automatic grant.

c.                                       Additional Interim Grants.  Each Non-Employee Director who is elected or appointed on or after the date of the adoption of the Plan on a date other than an Annual Meeting Date shall be granted an Option to purchase a number of shares of Common Stock equal to the product of (i) 7,000 multiplied by (ii) a fraction, the numerator of which is the number of months remaining until the next Annual Meeting Date, and the denominator of which is 12.

5.                                      Terms and Conditions of Options.  All Options granted under the Plan shall be subject to the following terms and conditions which shall be set forth in the Option Agreement:

a.                                       Number of Shares.  The number of shares of Common Stock to which the Option pertains shall be the number set forth in Section 4.

b.                                       Exercise Price.  The exercise price of the Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

c.                                       When Exercisable.  The Option shall become exercisable with respect to all shares of Common Stock to which the Option pertains one year following the date of grant and, subject to Section 5(g), shall thereafter continue to be exercisable during the term of the Option.

d.                                       Payment of Exercise Price.  The Option Price shall be paid in cash at the time of exercise, except that in lieu of all or a portion of the cash, the Optionee may tender to the Company shares of Common Stock owned by the Optionee having a Fair Market Value at the close of business on the date the Company receives the notice of exercise equal to the exercise price, less any cash paid.  The Company, in its sole discretion, may establish cashless exercise procedures whereby a Non-Employee Director, subject to the requirements of Rule 16b-3 under the Exchange Act, Federal income tax laws, the Sarbanes-Oxley Act of 2002 and other Federal, state and local tax, corporate and securities laws may exercise an Option or a portion thereof without making a direct payment of the option price to the Company.  If the Company so elects to establish a cashless exercise program, the administrative procedures and policies shall be binding on any Optionee wishing to utilize the cashless exercise program.

e.                                       Term of the Option.  The term of the Option shall be 30 months.

f.                                         Non-Transferability of Option.  The Option shall not be transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee.  Notwithstanding anything herein to the contrary, an Optionee may transfer all or a portion of the Option to (i) Optionee’s spouse or lineal descendants (“Family Members”), (ii) a trust for the exclusive benefit of the Optionee and/or Family Members, (iii) a charitable remainder trust of which the Optionee and/or Family Members  are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Optionee and Family Members are the sole partners or members, as applicable.  In the event that any Option is transferred by an Optionee in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited.  For purposes of the Option Agreement and the Plan, the term “Optionee” shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 5(g) regarding termination of the Option shall refer to the Optionee, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 5(g) following the Optionee ceasing to be a director.

g.                                      Termination of Option.

i.                                         Other Than for Death, Disability or Removal for Cause.  If the Optionee ceases to be a director of the Company for any reason other than death, disability or removal for cause, the Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company only with respect to the number of shares which the Optionee was entitled to purchase on the day preceding the date on which the Optionee ceased to be a director.

ii.                                     Removal for Cause.  If the Optionee ceases to be a director of the Company because of removal for cause, the Option shall terminate on the date of the Optionee’s removal.

iii.                                 Death or Disability.  In the event of the Optionee’s death or Disability while a director of the Company, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Optionee’s death or Disability or (B) the Option’s expiration date.  The Option shall be exercisable during such period after the Optionee’s death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the date preceding the Optionee’s death or Disability, as the case may be.

6.                                      Administration.

a.                                       The Committee.  The Plan is designed to operate automatically and not require any administration.  To the extent administration is required, it shall be provided by the Nominating and Corporate Governance Committee of the Board, or by any other committee appointed by the Board which shall include two or more directors of the Company who are “disinterested persons” within the meaning of Rule 16b-3 (or any successor provision) under the Exchange Act  and “independent directors” within the meaning of Section 163(m) under the Code (“Committee”).  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

b.                                       Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority to:

i.                                         Construe and interpret the Plan and any agreement or instrument entered into under the Plan;

ii.                                     Determine the application of the rights, conditions and restrictions provided for herein with respect to Options; and

iii.                                 Establish, amend and rescind rules and procedures for the Plan’s administration.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan.  To the extent permitted by law and Rule 16b-3 under the Exchange Act, the Committee may delegate its authority under the Plan.

c.                                       Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, the Non-Employee Directors and their representatives, estates and beneficiaries.

d.                                       Section 16 Compliance.  It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder.  If any Plan provision or any aspect of the administration of the Plan is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 under the Exchange Act.

7.                                      Adjustments Upon Change in Capitalization.  Notwithstanding the limitations set forth in Section 3, in the event of a merger, consolidation, reorganization, recapitalization, reclassification, liquidation, split-up, spin-off, separation, stock dividend, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure or capitalization affecting the Common Stock, or in the event of an extraordinary cash or noncash dividend being declared with respect to the Common Stock, the Committee shall equitably substitute or adjust (i) the total number and kind of shares available under the Plan for issuance of Options, and (ii) the number, kind and Option Price of shares subject to Options outstanding under the Plan in order to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Options.

8.                                      Amendment and Discontinuance.

a.                                       General.  Except as provided in Section 8(b), the Board may discontinue, amend, modify or terminate the Plan at any time.

b.                                       Securities Law Requirements.  To the extent required to meet the conditions for exemption from Section 16(b) under the Exchange Act or the requirements of the NASDAQ National Market System, any national securities or regional securities exchange on which the Common Stock is the listed or reported, or the requirements of any regulatory body having jurisdiction with respect thereto, amendments to the Plan shall be subject to stockholder approval.

c.                                       No Effect on Outstanding Options.  Any Option which is outstanding under the Plan at the time of the Plan’s amendment or termination shall remain in effect in accordance with its terms, conditions and restrictions and those of the Plan in effect when the Option was granted.

10.                               Merger, Consolidation or Similar Transaction.

a.                                       Conversion Upon Merger, Consolidation or Acquisitions.  In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation and the surviving corporation issues shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt the Plan and, upon the exercise of an Option, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of the number of shares of Common Stock to which the Option is then exercisable, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of the number of shares of Common Stock equal to the number of shares of Common Stock as to which the Option shall then be exercisable.

b.                                       No Conversion Upon Certain Mergers, Consolidations or Acquisitions.  In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition.

11.                               Change in Control.  Notwithstanding the provisions of Section 5, if the Company’s stockholders have approved the Plan, immediately upon a Change in Control, the Optionee shall have the right to exercise all Options in full.

12.                               Effectiveness and Termination of Plan.

a.                                       Effective Date.  The Plan shall become effective upon adoption by the Board.  Notwithstanding the foregoing, the Plan is subject to stockholder approval and any and all Options granted hereunder shall automatically become null and void in the event that stockholder approval of the Plan is not obtained at the Next Annual Meeting.

b.                                       Termination Date.  The Plan shall terminate on the earliest to occur of (i) the date when all the Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (ii) 5 years after the date of adoption of the Plan by the Board; and (iii) such other date as the Board may determine.

13.                               No Right of Re-election.  Neither the Plan, nor any action taken under the Plan, shall be interpreted as conferring upon a Non-Employee Director any right to continue as a director of the Company, or to be renominated by the Nominating and Corporate Governance Committee or reelected by stockholders of the Company.

14.                               Indemnification.  No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

15.                               Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan.  In all events, the Plan shall be construed and enforced to the maximum extent permitted by applicable law.

16.                               Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws rules.

Dated: August 6, 2003	PAPA JOHN’S INTERNATIONAL, INC.

	By:	/s/ John H. Schnatter

	Title:	Chairman, Chief Executive Officer and President